UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

FutureTech II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41289	87-2551539
(Commission File Number)	(IRS Employer Identification No.)

128 Gail Drive New Rochelle, NY	10805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 316-4805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FTIIU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	FTII	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FTIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On December 13, 2024, FutureTech II Acquisition Corp. (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Yuantian Zhang (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investor, 1,000,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), at a purchase price equal to $5.00 per share (the “Private Placement”) in connection with a financing effort related to the proposed business combination (the “Business Combination”) to be effected pursuant to the Agreement and Plan of Merger, dated as of September 16, 2024, as amended, by and among the Company, Longevity Biomedical, Inc. (“Longevity”), a Delaware corporation, the Company, LBI Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, and Bradford A. Zakes, solely in the capacity as seller representative (the “Merger Agreement”). The effectiveness of the Subscription Agreement is conditioned upon entering into an escrow agreement between the Company and the Investor. In addition, the closing (the “Closing”) of the Private Placement is contingent upon the concurrent consummation of the Business Combination.

On January 31, 2025, in connection with the Subscription Agreement, the Company and the Investor signed an escrow agreement dated January 23, 2025 (the “Escrow Agreement”), pursuant to which the Company agreed to issue additional 2,000,000 shares of Class A Common Stock (the “Escrow Shares”, together with any dividends, distributions or other income on the Escrow Shares, the “Escrow Property”), in the name of the Company, to be deposited with Escrow Agent (as defined therein) for two (2) years from the date of the Closing (the “Escrow Release Date”), subject to release if and only if the closing price of the common stock of the Company on the date immediately prior to the Escrow Release Date is less than $7.50 per share. Pursuant to the Escrow Agreement, the Escrow Agent shall release a portion of the Escrow Shares to the Investor such that the aggregate value of all shares of Common Stock issued to the Investor at or before the Closing plus the value of the portion of the Escrow Property released to the Investor is equal to $7,500,000; provided, however, that if the aggregate value of all shares of Common Stock issued to the Investor at or before the Closing plus the value of the Escrow Property on the Escrow Release Date is less than $7,500,000, the Investor will be entitled to receive all of the Escrow Property but nothing more; provided, further, that, each Escrow Share shall be valued at an amount equal to the closing price of the shares of Common Stock on the Nasdaq Stock Market on the day immediately prior to the Escrow Release Date.

The foregoing descriptions of the Subscription Agreement, the Escrow Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in their entirety by reference to the full text of such instruments, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subscription Agreement, dated as of December 13, 2024, by and between FutureTech II Acquisition Corp. and Yuantian Zhang
10.2	Escrow Agreement, dated as of January 23, 2025, by and between FutureTech II Acquisition Corp and Yuantian Zhang
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.

Date: January 31, 2025	By:	/s/ Ray Chen
	Name:	Ray Chen
	Title:	Chief Executive Officer